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Exhibit 99.1
Certification of Robert C. Goodwin
August 13, 2002
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         In connection with the Quarterly Report of Form 10-Q of DAC
Technologies Group International, Inc. (the "Company") for the quarter ended June 30, 2002, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert C. Goodwin, Chief Financial Officer of the Company, certify that:

                           o        the Report fully complies with the
                                    requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
                           o information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                   /s/ Robert C. Goodwin
                  -----------------------
                  Chief Financial Officer

Date:             August 13, 2002